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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8, No. 333-26997) pertaining to the Young Broadcasting Inc. 1995 Stock Option Plan and Young Broadcasting Inc. 401 (k) Plan and to the incorporation by reference therein of our report dated February 7, 2002, with respect to the consolidated financial statements and schedule of Young Broadcasting Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                             /S/ ERNST & YOUNG LLP

                                             New York, New York
                                             March 18, 2002